The part omitted does not contain anything which could limit, restrict or modify what has been transcribed literally.- -

The person appearing before me is authorized for this act by virtue of deed of power of attorney executed in Santander before the Notary Mr. José María de Prada Díez dated July fifth nineteen hundred and ninety-four, recorded in the Mercantile Register in volume 1148, folio 109, page number 1960, registration number 121, by which he is authorized: "in order that, under section 3 of article 108 of the Regulations of the Mercantile Register, he may place on public record all types of corporate resolutions of Banco Santander, S.A.".- - - - - - - - - - - - - - - - - - - -

He thus executes the resolution adopted by the Executive Committee of the Bank at its meeting held on the twenty-third of this month, as stated in the respective certification handed to me and which is attached to this master document, issued by Mr. Ignacio Benjumea Cabeza de Vaca in his capacity as Secretary, with the signature of approval of Mr. Matías Rodríguez Inciarte in his capacity as Second Vice Chairman and whose signatures I consider to be authentic.- -

In my opinion the person appearing before me has the necessary legal capacity to execute this deed of power of attorney and -

- - - - - - - - - - - - - - - - - H E R E B Y   D E C L A R E S:- -

That on behalf and in representation of Banco Santander, S.A., he grants power of attorney in favor of Mr. GONZALO DE LAS HERAS MILLA, or legal age, married, of Spanish nationality, resident at 333 East 57th Street, New York, New York 10022 (USA) and holder of valid passport number 8400358, in the manner and with the authorizations stated in the notarized certification, which is considered as reproduced herein in order to avoid repetitions.- - - - - - - - - - - - - - - -

The person appearing before me thus executes this deed, which I have read out to him at his request and which he accepts and signs.- - - - - - - - - - - - - - - - - - - -

And I, the Notary, hereby attest that I know the person appearing before me and in general, to everything set forth in this public instrument written on seven pages of 2V series paper, numbered as per this page and the following pages in order. - Illegible signature.- Signed: José M. de Prada Díez.- Signed and sealed.- - - -

oo 00 oo

DOCUMENT ATTACHED

====================

=

=

=

DIANA WEBB DAVIES
MARTÍNEZ CAMPOS, 26
TEL.. 342 33 13 • FAX: 342 33 21
28010 MADRID
INTÉRPRETE JURADO DE